February ______, 2012

ROI Acquisition Corp.

9 West 57th Street

New York, NY 10019

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (“Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between ROI Acquisition Corp., a Delaware corporation (the “Company”), and Deutsche Bank Securities Inc., as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Offering”) of 7,500,000 of the Company’s units (the “Units”), each comprised of one share of common stock, $.0001 par value per share, of the Company (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). The Units shall be sold in the Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and shall be listed and traded on the Nasdaq Capital Market. Certain capitalized terms used herein are defined in paragraph 12 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ROIC Acquisition Holdings LP (the “Sponsor”) and the undersigned individuals, each of whom is a director or member of the Company’s management team (each, an “Insider” and collectively, the “Insiders”), hereby agree with the Company as follows:

1. The Sponsor and each of the Insiders hereby agree that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the Sponsor and each of the Insiders shall vote all Founder Shares, Common Stock comprising the Private Placement Units, and any Common Stock owned and/or acquired by any of them in the Offering or the secondary public market in favor of such proposed Business Combination.

2. The Sponsor and the Insiders hereby agree that in the event that the Company fails to consummate a Business Combination within the Applicable Period, the Sponsor and each Insider shall take all reasonable steps to cause the Company to: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than five days thereafter, redeem the Common Stock sold as part of the Units in the Offering (the “Public Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account net of taxes payable (less up to $50,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding Public Shares and (iii) cease all operations, except for the purposes of winding up the Company’s affairs as promptly as reasonably possible following such redemption, subject in each case to the Company’s obligations under the laws of the State of Delaware to provide for claims of creditors and other requirements of applicable law. The Sponsor hereby further agrees, in the event that the Company holds insufficient assets outside of the Trust Account to pay the costs of liquidation, to pay the funds necessary to complete such liquidation and not to seek repayment for such expenses from the Trust Account.

Each of the Insiders, the Sponsor and the Company will not propose any amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem the Public Shares.

Each of the Insiders and the Sponsor acknowledge that he, she, or it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares. The Sponsor and the Insiders hereby further waive, with respect to any Common Stock held by any of them, any redemption rights with respect to any of their shares of Common Stock in connection with the consummation of a Business Combination, including, without limitation, any such rights available in connection with a stockholder vote to approve such Business Combination or in connection with a tender offer made by the Company to purchase Common Stock. In addition, the Sponsor and each of the Insiders waive any redemption right with respect to any of their shares of Common Stock in connection with any vote to amend the Company’s amended and restated certificate of incorporation prior to an initial Business Combination.

3.  (a) During the period commencing on the date of the Underwriting Agreement and ending 180 days after such date, none of the Sponsor or any Insider shall: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, Common Stock, Warrants or any securities convertible into, or exercisable or exchangeable for, Common Stock owned by him, her or it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Common Stock, Warrants or any securities convertible into, or exercisable or exchangeable for, Common Stock owned by him, her or it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

(b) Each of the Insiders and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver by Deutsche Bank Securities Inc., as representative of the Underwriters, of the restrictions set forth in this paragraph 3 or paragraph 7 below in connection with a transfer of any Units, Common Stock or Warrants, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Deutsche Bank Securities Inc. to an Insider or to the Sponsor shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4. In the event of the liquidation of the Trust Account, each of GEH Capital Inc., Joseph A. De Perio and George E. Hall jointly and severally (the “Indemnitors”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into an acquisition agreement with (a “Target”); provided, however, that such indemnification of the Company by the Indemnitors shall apply (i) only to the extent necessary to ensure that such claims by a third party for services rendered or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below $10.00 per share of Common Stock sold in the Offering (the “Offering Shares”) (or $9.97 per Offering Share if the underwriters’ over-allotment option, as described in the Prospectus, is exercised in full, or such pro rata amount between $9.97 and $10.00 per Offering Share that corresponds to the portion of the over-allotment option that is exercised), and (ii) only if such third party or Target has not executed an agreement waiving claims against and all rights to seek access to the Trust Account, whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Indemnitors shall not be responsible for any liability as a result of any such third party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Indemnitors shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Indemnitors shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitors, the Indemnitors notify the Company in writing that the Indemnitors shall undertake such defense.

5. To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 1,125,000 share of Common Stock, the Sponsor agrees that it shall return to the Company for cancellation, at no cost, the number of Founder Shares held by the Sponsor determined by multiplying 281,250 by a fraction, (i) the numerator of which is 1,125,000 minus the number of shares of Common Stock purchased by the Underwriters upon the exercise of the over-allotment option, and (ii) the denominator of which is 1,125,000. The Sponsor further agrees that to the extent: (a) the size of the Offering is increased or decreased and (b) the Sponsor has purchased additional shares of Common Stock or an adjustment to the number of Founder Shares has been effected by way of a share split, share dividend, reverse share split, contribution back to capital or otherwise, in each case in connection with such increase or decrease in the size of the Offering, then: (i) the references to 1,125,000 in the numerator and denominator of the formula in the immediately preceding sentence shall be changed to a number equal to 15% of the number of shares included in the Units to be issued in the Offering (exclusive of any Units that may be issued upon exercise of the over-allotment option) and (ii) the reference to 281,250 in the formula set forth in the immediately preceding sentence shall be adjusted to such number of shares of Common Stock that the Sponsor would have to return to the Company for cancellation in order to hold 19.98% of the Company’s issued and outstanding Common Stock after the consummation of the Offering (assuming the Underwriters do not exercise their over-allotment option).

6. (a) The Sponsor and each Insider (other than Jamal Mashburn, Ronald D. McCray, Joseph Stein and David L. Burke) agrees, until the earliest to occur of (i) the Company’s entry into a definitive acquisition agreement with respect to a Business Combination, (ii) the Company’s liquidation and (iii) if such person is an officer or director of the Company, the time such person ceases to be an officer or director of the Company, he, she or it shall present to the Company for its consideration, prior to presentation to any other entity, any business acquisition opportunity of which such person becomes aware that is suitable to the business strategy of the Company. In addition, the Sponsor and each Insider that is an officer of the Company hereby agrees not to participate in the formation of, or become an officer or director of, any other blank check company until the Company has entered into a definitive agreement with respect to a Business Combination or the Company has failed to complete a Business Combination within the Applicable Period.

(b) The Sponsor and each Insider hereby agrees and acknowledges that: (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or Insider of his, her or its obligations under paragraph 6(a), (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. (a) The Sponsor and the Chairman acknowledge and agree that until the earlier of: (i) one year after the completion of the Company’s initial Business Combination or (ii) the date on which the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their Common Stock for cash, securities or other property (the “Lock-Up Period”), the undersigned shall not, except as described in the Prospectus, (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Founder Shares, any shares of Common Stock comprising the Private Placement Units or any shares of Common Stock comprising the Sponsor Purchase Option Units, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Founder Shares, the Common Stock comprising the Private Placement Units or the Common Stock comprising the Sponsor Purchase Option Units, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B); provided, however, if the Company’s share price reaches or exceeds $12.50 (as the same may be adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period during the Lock-Up Period, 50% of each of the Founder Shares, the Common Stock comprising the Private Placement Units and the Common Stock comprising the Sponsor Purchase Option Units will be released from the lock-up and, if the Company’s share price reaches or exceeds $15.00 (as the same may be adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period during the Lock Up Period, the remaining 50% of the Founder Shares, the Common Stock comprising the Private Placement Units and the Common Stock comprising the Sponsor Purchase Option Units shall be released from the lock-up.

(b) The Sponsor acknowledges and agrees in the event the trading price of the Common Stock does not exceed certain price targets subsequent to the Company’s initial Business Combination, the Sponsor shall forfeit any and all rights to a portion of the Founders Shares, which forfeiture shall be effected by our redeeming such shares from the Sponsor for nominal consideration, as set forth below:

(i) in the event the last sale price of the Common Stock does not equal or exceed $15.00 per share (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within five years following the closing of the Business Combination, they shall forfeit any and all rights to 284,091 (or such pro rata amount up to 326,705 to the extent the over-allotment option is exercised) of the Founder Shares; and

(ii) in the event the last sale price of the Common Stock does not equal or exceed $12.50 per share (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within five years following the closing of the Business Combination, they shall forfeit any and all rights to the remaining 267,380 (or such pro rata amount up to 307,487 to the extent the over-allotment option is exercised) of the Founder Shares, in addition to any Founder Shares forfeited pursuant to Section 7(b)(i) herein.

(c) Until 30 days after the completion of the Company’s initial Business Combination (the “Warrant Lock-Up Period”), the Sponsor and the Chairman shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, the Sponsor Warrants, the Common Stock underlying the Sponsor Warrants, the Warrants comprising the Private Placement Units, the Warrants comprising the Sponsor Purchase Option Units or the Common Stock underlying the Warrants comprising the Private Placement Units or the Sponsor Purchase Option Units, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Sponsor Warrants, the Common Stock underlying the Sponsor Warrants, the Warrants comprising the Private Placement Units, the Warrants comprising the Sponsor Purchase Option Units or the Common Stock underlying the Warrants comprising the Private Placement Units or the Sponsor Purchase Option Units, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

(d) Notwithstanding the provisions of paragraphs 7(a) and 7(b) herein, the Sponsor and the Chairman may transfer the Founder Shares, Sponsor Warrants, the respective Common Stock underlying the Sponsor Warrants, Private Placement Units, the Sponsor Purchase Option Units, Common Stock comprising the Private Placement Units and the Sponsor Purchase Option Units, Warrants comprising the Private Placement Units and the Sponsor Purchase Option Units, and Common Stock underlying the Warrants comprising the Private Placement Units and the Sponsor Purchase Option Units (i) to the officers or directors of the Company, any affiliates or family members of any of the Company’s officers or directors, or any affiliates of the Sponsor, including any members of management of the Sponsor; (ii) by gift to a member of one of the partners of our sponsor’s immediate family or to a trust, the beneficiary of which is a member of one of the partners of our sponsor’s immediate family, an affiliate of our sponsor or to a charitable organization; (iii) by virtue of laws of descent and distribution upon death of one of the partners of our sponsor; (iv) pursuant to a qualified domestic relations order; (v) by virtue of the laws of the state of Delaware or our sponsor’s limited partnership agreement upon dissolution of our sponsor; (vi) in the event of our liquidation prior to our completion of our initial Business Combination; or (vii) in the event that, subsequent to the consummation of the Company’s Business Combination, the Company consummates a merger, share exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their Common Stock for cash, securities or other property; provided, however, that, in the case of clauses (i) through (v), these permitted transferees enter into a written agreement with the Company agreeing to be bound by the forfeiture restrictions and transfer restrictions in paragraphs 7(a) and 7(b) herein, as the case may be.

(e) Each Insider, the Sponsor and the Company understands and agrees that the transfer restrictions set forth in this paragraph 7 shall supersede any and all transfer restrictions relating to: (i) the Founder Shares set forth in that certain Securities Purchase Agreement, effective as of October 12, 2011, by and between the Company and the Sponsor, (ii) the Sponsor Warrants set forth in that certain Sponsor Warrants Purchase Agreement, effective as of October 13, 2011, by and between the Company and the Sponsor, (iii) the Private Placement Units set forth in that certain Unit Purchase Agreement, effective as of ________, 2011 by and between the Company and the Chairman and (iv) the Sponsor Purchase Option Units set forth in that certain Securities Purchase Option Agreement, effective as of _____, 2011 by and between the Company and the Sponsor. The Company will direct each of the certificates evidencing the Founder Shares, the Private Placement Units and the Sponsor Purchase Option Units, and each of the securities underlying such units, to be legended with the applicable transfer restrictions.

8. Each Insider’s biographical information furnished to the Company and as set forth in the Prospectus is true and accurate in all material respects and does not omit any material information with respect to such Insider’s background. The Insider’s questionnaire furnished to the Company is true and accurate in all material respects. Each Insider represents and warrants that: such Insider is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; such Insider has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such Insider is not currently a defendant in any such criminal proceeding; and neither such Insider nor the Sponsor has ever been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10. The Sponsor, and each Insider has full right and power, without violating any agreement to which he, she or it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and each Insider, if an officer and/or director of the Company, hereby consents to being named in the Prospectus as an officer and/or director of the Company.

11. The Company shall not, and each officer and director of the Company shall cause the Company not to, incur any indebtedness unless the Company has obtained from the lender of such indebtedness a waiver of such lender’s right, title, interest or claim of any kind in or to any monies held in the Trust Account.

12. As used herein, (i) “Applicable Period” shall mean 21 months from the closing of the Offering (ii) “Business Combination” shall mean any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets involving the Company; (iii) “Founder Shares” shall mean the 2,156,250 shares of Common Stock of the Company acquired by the Sponsor for an aggregate purchase price of $25,000 prior to the Offering; (iv) “Private Placement Units” shall mean the 10,000 units, each unit consisting of one share of Common Stock of the Company and one Warrant exercisable to purchase one share of Common Stock of the Company, acquired by Thomas J. Baldwin (the “Chairman”) for an aggregate purchase price of $100,000 in a private placement that shall close simultaneously with the consummation of the Offering; (v) “Public Stockholders” shall mean the holders of securities issued in the Offering; (vi) “Sponsor Purchase Option Units” shall mean the units that the Sponsor has the right to purchase in a private placement that shall close on the day on which the purchase option is exercised in accordance with the terms of the Securities Purchase Option Agreement filed by the Company in connection with the Prospectus; (vii) “Sponsor Warrants” shall mean the Warrants to purchase up to 4,166,667 shares of Common Stock of the Company to be acquired by the Sponsor for an aggregate purchase price of $3.125 million in a private placement that shall close simultaneously with the consummation of the Offering; and (viii) “Trust Account” shall mean the trust fund into which a substantially all of the net proceeds of the Offering shall be deposited and that will be held by Continental Stock Transfer & Trust Company, as trustee.

13. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

14. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, each of the Insiders, the Indemnitor and each of their respective successors, heirs, personal representatives and assigns.

15. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parities hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

16.  Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, or by electronic or facsimile transmission, to the address or facsimile number indicated on the undersigned’s questionnaire provided to the Company or such other address as the undersigned shall subsequently provide

18. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Period or Warrant Lock-Up Period, whichever is longest, and (ii) the liquidation of the Trust Account; provided, however, that this Letter Agreement shall earlier terminate in the event that the Offering is not consummated by _______________, 2012; provided further that paragraph 4 of this Letter Agreement shall survive such termination.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

Sincerely, ROIC Acquisition Holdings LP By:
Name:
Title:

GEH Capital Inc. By:
Name:
Title:

By: _______________________ Thomas J. Baldwin

By: _______________________ Joseph A. De Perio

By: _______________________ George E. Hall

By: _______________________ Francis A. Ruchalski

By: _______________________ Daniel A. Strauss

By: _______________________ Jamal Mashburn

By: _______________________ Ronald D. McCray

By: _______________________ Joseph Stein

By: _______________________ David L. Burke

Acknowledged and Agreed:

ROI Acquisition Corp.

By:   _______________________

  Name:

  Title: